Exhibit 35.1
SERVICER COMPLIANCE STATEMENT
CAPITAL ONE MULTI-ASSET EXECUTION TRUST

Capital One Multi-asset Execution Trust
c/o Capital One Funding, LLC
1600 Capital One Drive, Room 27907-A
McLean, Virginia 22102

In connection with the Annual Report on Form 10-K of Capital One Multi-asset Execution Trust, as the issuing entity in respect of the notes, for the fiscal year ended December 31, 2024 (the “Report”), the undersigned, a duly authorized officer of Capital One, National Association (the “Servicer”), does hereby certify and represent that:

1.A review of the activities and performance of the Servicer under (i) the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, July 1, 2007, and March 17, 2016, and as further amended by the First Amendment thereto, dated as of January 27, 2017, the Second Amendment thereto, dated as of October 1, 2022, and the Third Amendment thereto, dated as of March 17, 2023, among Capital One Funding, LLC, as transferor, Capital One, National Association, as servicer, and The Bank of New York Mellon, as trustee for the Capital One Master Trust, (ii) the Indenture for the Notes dated as of October 9, 2002, as amended and restated as of January 13, 2006, and March 17, 2016, and as further amended by the First Amendment thereto, dated as of October 1, 2022, between Capital One Multi-asset Execution Trust, as issuer (the “Issuer”), and The Bank of New York Mellon, as indenture trustee for the Issuer (the “Indenture Trustee”), and (iii) the Asset Pool Supplement for the Notes dated October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, and the Second Amendment thereto, dated as of October 1, 2022, between the Issuer and the Indenture Trustee (collectively, the “Agreements”) during the period that is the subject of the Report has been made under my supervision.
2.     To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreements in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 24th day of March, 2025.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ MARK DANIEL MOUADEB

Name:	Mark Daniel Mouadeb
Title:	President, U.S. Card